SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
☐ Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
INTEL CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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ANNUAL REPORT, PROXY STATEMENT
AND VOTING INSTRUCTIONS
FOR THE
INTEL CORPORATION
2006 ANNUAL STOCKHOLDERS’ MEETING
Holder Account Number:
Proxy Access Number:
*Total Record Date Shares:
Dear Stockholder:
We are pleased to deliver your proxy statement and annual report via email and provide you with the opportunity to vote online. The proxy statement and annual report are now available, and you can now vote your shares for the 2006 Annual Stockholders’ Meeting.
To view the proxy statement and annual report, visit http://www.intel.com/intel/annualreports/2005.
To vote your Intel shares, visit: www.computershare.com/intelproxy and then follow the voting instructions. You will need the holder account number and proxy access number provided above.
1.     Notice of Annual Stockholders’ Meeting
Intel’s 2006 Annual Stockholders’ Meeting will be held at 8:30 a.m. Pacific Time on May 17, 2006 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of the annual meeting at www.intc.com. If you miss the annual meeting, you can view a replay of the webcast at www.intc.com until June 17, 2006.
At this year’s annual meeting, the agenda includes the annual election of directors, amendment of the Second Restated Certificate of Incorporation (“Certificate of Incorporation) to repeal the Fair Price Provision, amendment of the Certificate of Incorporation to repeal the Supermajority Vote Provisions, ratification of the selection of the independent registered public accounting firm, approval of the 2006 Equity Incentive Plan, and approval of the 2006 Stock Purchase Plan. The Board of Directors recommends that you vote FOR the election of the director nominees, FOR amendment of the Certificate of Incorporation to Repeal the Fair Price Provision, FOR amendment of the Certificate of Incorporation to Repeal the Supermajority Vote Provisions, FOR ratification of the selection of the independent registered public accounting firm, FOR approval of the 2006 Equity Incentive Plan, and FOR approval of the 2006 Stock Purchase Plan. Please refer to the Proxy Statement for detailed information on each of the proposals and the annual meeting.
2.     Other Information
If you would like to receive a paper copy of the proxy statement and annual report in the mail, call Intel’s transfer agent, Computershare Investor Services, LLC, at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (outside the U.S. and Canada). If you have any questions about submitting your vote or viewing the online versions of the proxy statement and annual report, call Intel Investor Relations at (408) 765-1480.
* This is your share balance as of the Record Date, March 20, 2006